                             SUBORDINATED PLEDGE AND
                               SECURITY AGREEMENT

         SUBORDINATED PLEDGE AND SECURITY AGREEMENT dated as of January 25, 2002, by OptiCare Health Systems, Inc. (the "Company") and each of the other grantors listed on the signature pages hereof (each a "Grantor" and, collectively, the "Grantors"), in favor of Palisade Concentrated Equity Partnership, L.P. ("Palisade"), as collateral agent for the Secured Parties (as hereinafter defined) (in such capacity, the "Collateral Agent").

                              W I T N E S S E T H:

         WHEREAS, pursuant to a certain Restructure Agreement dated as of December 17, 2001, as amended, among the Company, Palisade and Dr. Dean J. Yimoyines, M.D. ("Dr. Yimoyines") (as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time, the "Restructure Agreement"), the Secured Parties have agreed to make subordinated loans to the Company in an aggregate principal amount of $14,000,000, such loans to be evidenced by Senior Subordinated Secured Notes dated January ___, 2002 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Notes") issued by the Company in favor of the Secured Parties, upon the terms and subject to the conditions set forth therein;

         WHEREAS, the Grantors, other than Company, are subsidiaries of Company and will derive certain benefits from the Secured Parties making the loans to the Company under the Restructure Agreement;

         NOW, THEREFORE, in consideration of the premises and to induce the Secured Parties to make the loans to the Company under the Restructure Agreement, each Grantor hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:

         ARTICLE I. DEFINED TERMS

         SECTION 1.1 DEFINITIONS.

         (a) Unless otherwise defined herein, terms defined in the Restructure Agreement and used herein have the meanings given to them in the Restructure Agreement.

         (b) Terms used herein that are defined in the UCC have the meanings given to them in the UCC, including the terms "Accounts", "Chattel Paper", "Documents", "Equipment", "General Intangibles", "Instruments", "Inventory", "Payment Intangible", "Proceeds", "Security", "Securities Account", "Securities Intermediary" and "Security Entitlement".

         (c) The following additional terms shall have the following meanings:

         "Agreement" means this Subordinated Pledge and Security Agreement.

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         "CapitalSource" means Capital Source Finance, LLC.

         "CapitalSource Loan Agreement" means the Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated as of January ___, 2002, among CapitalSource, the Company and the other Grantors.

         "Collateral" has the meaning specified in Section 2.1.

         "Event of Default" means any Event of Default as defined in the Notes.

         "Lien" has the meaning specified in the CapitalSource Loan Agreement.

         "Obligations" shall mean all amounts owing by the Company to the Secured Parties, and any of their assignees, pursuant to the Notes, this Agreement or the other Transaction Documents, including, without limitation, all principal, interest, fees, expenses, attorneys' fees and any other sum chargeable to Company under the Notes or any of the other Transaction Documents.

         "Permitted Encumbrances" has the meaning specified in the CapitalSource Loan Agreement.

         "Pledged Collateral" means, collectively, the Pledged Notes, the Pledged Stock, all certificates or other instruments representing any of the foregoing and all Security Entitlements of any Grantor in respect of any of the foregoing. Pledged Collateral may be General Intangibles or Investment Property.

         "Pledged Notes" means all right, title and interest of any Grantor in the Instruments evidencing all Indebtedness owed to such Grantor, including all Indebtedness described on Schedule 2, issued by the obligors named therein.

         "Pledged Stock" means the shares of capital stock owned by each Grantor, including all shares of capital stock listed on Schedule 2.

         "Secured Parties" means Palisade and Linda Yimoyines.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Subordination Agreement" means the Subordination Agreement dated as of January ___, 2002 among the Secured Parties and CapitalSource, as such agreement may be amended at any time or from time to time.

         "Transaction Documents" means the Restructure Agreement, the Notes, the Subordination Agreement and this Agreement and any attachments, exhibits or annexes thereto or hereto.

         "UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Collateral Agent's security

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interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

         "Vehicles" means all vehicles covered by a certificate of title law of any state.

         SECTION 1.2 CERTAIN OTHER TERMS.

         (a) The words "herein," "hereof," "hereto" and "hereunder" and similar words refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in this Agreement.

         (b) References herein to an Annex, Schedule, Article, Section, subsection or clause refer to the appropriate Annex or Schedule to, or Article, Section, subsection or clause in this Agreement.

         (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         (d) Where the context requires, provisions relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

         (e) Any reference in this Agreement to a Transaction Document shall include all appendices, exhibits and schedules thereto, and, unless specifically stated otherwise all amendments, restatements, supplements or other modifications thereto, and as the same may be in effect at any and all times such reference becomes operative.

         (f) The term "including" means "including without limitation" except when used in the computation of time periods.

         (g) The terms "Collateral Agent" and "Secured Parties" includes their respective successors.

         (h) References in this Agreement to any statute shall be to such statute as amended or modified and in effect from time to time.

         ARTICLE II. SECURITY INTEREST

         SECTION 2.1 GRANT OF SECURITY INTEREST. (a) To secure the payment and performance of the Obligations, each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in and lien upon, and pledges to Collateral Agent, for the benefit of the Secured Parties, all of its right, title and interest in and to the following (collectively and each individually, the "Collateral"):

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              (i) all of such Grantor's tangible personal property, including without limitation all present and future Inventory and Equipment (including items of equipment which are or become Fixtures), now owned or hereafter acquired;

              (ii) all of such Grantor's intangible personal property, including without limitation all present and future Accounts, securities, contract rights, Permits, General Intangibles, Chattel Paper, Documents, Instruments and Deposit Accounts, rights to the payment of money or other forms of consideration of any kind, tax refunds, insurance proceeds, now owned or hereafter acquired, and all intangible and tangible personal property relating to or arising out of any of the foregoing;

              (iii) all of such Grantor's present and future Government Contracts and rights thereunder and the related Government Accounts and proceeds thereof, now or hereafter owned or acquired by such Grantor; provided, however, that the Collateral Agent shall not have a security interest in any rights under any Government Contract of such Grantor or in the related Government Account where the taking of such security interest would be a violation of an express prohibition contained in the Government Contract (for purposes of this limitation, the fact that a Government Contract is subject to, or otherwise refers to, Title 31, ss. 203 or Title 41, ss. 15 of the United States Code shall not be deemed an express prohibition against assignment thereof) or is prohibited by applicable law; and

              (iv) any and all additions to any of the foregoing, and any and all replacements, products and proceeds (including insurance proceeds) of any of the foregoing.

         (b) Notwithstanding the preceding paragraph (a), such grant of a security interest shall not extend to, and the term "Collateral" shall not include, any General Intangibles of any Grantor to the extent that (i) such General Intangibles are not assignable or capable of being encumbered as a matter of law or under the terms of any license or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law) without the consent of the licensor thereof or other applicable party thereto, and (ii) such consent has not been obtained; provided, however, that the foregoing grant of a security interest shall extend to, and the term "Collateral" shall include, each of the following: (a) any General Intangible which is in the nature of an Account or a right to the payment of money or a proceed of, or otherwise related to the enforcement or collection of, any Account or right to the payment of money, or goods which are the subject of any Account or right to the payment of money, (b) any and all proceeds of any General Intangible that is otherwise excluded to the extent that the assignment, pledge or encumbrance of such proceeds is not so restricted, and (c) upon obtaining the consent of any such licensor or other applicable party with respect to any such otherwise excluded General Intangible, such General Intangible as well as any and all proceeds thereof that might theretofore have been excluded from such grant of a security interest and from the term "Collateral."

         (d) Upon the execution and delivery of this Agreement, and upon the proper filing of the necessary financing statements and proper delivery of the necessary stock certificates, without any further action, the Collateral Agent will have a good, valid and perfected priority Lien and security interest in the Collateral, subject to no transfer or other restrictions or Liens of any kind in favor of any other Person except for Permitted Liens and Liens in favor of

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CapitalSource. No financing statement relating to any of the Collateral is on file in any public office except those (i) on behalf of the Collateral Agent,
(ii) in favor of CapitalSource or its predecessor, Bank Austria, and/or (iii) in connection with Permitted Liens.

         SECTION 2.2 COLLATERAL ADMINISTRATION.

         (a) Subject to the prior rights of CapitalSource pursuant to CapitalSource Loan Agreement and Subordination Agreement, all Collateral (except Deposit Accounts) will at all times be kept by the applicable Grantor at the locations set forth on Schedule 5.18 to the CapitalSource Loan Agreement and shall not, without thirty (30) calendar days prior written notice to the Collateral Agent, be moved therefrom, and in any case shall not be moved outside the continental United States.

         (b) The Grantors shall keep accurate and complete records of their Accounts and all payments and collections thereon and shall submit such records to the Collateral Agent on such periodic bases as the Collateral Agent may request. If requested by the Collateral Agent after an Event of Default, the Grantors Lender shall execute and deliver to the Collateral Agent formal written assignments of all of their Accounts weekly or daily as the Collateral Agent may request, including all Accounts created since the date of the last assignment, together with copies of claims, invoices and/or other information related thereto.

         (c) Whether or not an Event of Default has occurred, any of the Collateral Agent's officers, employees, representatives or agents shall have the right, at any time during normal business hours, in the name of the Collateral Agent, or any designee of the Collateral Agent, to verify the validity, amount or any other matter relating to any Accounts of the Grantors. The Grantors shall cooperate fully with the Collateral Agent in an effort to facilitate and promptly conclude such verification process.

         (d) To expedite collection, the Grantors shall endeavor in the first instance to make collection of their Accounts for the Collateral Agent. Subject to the rights of CapitalSource under the CapitalSource Loan Agreement and the Subordination Agreement, the Collateral Agent shall have the right, at all times after the occurrence of an Event of Default to notify (i) Account Debtors owing Accounts to the Grantors other than Medicaid/Medicare Account Debtors that their Accounts have been assigned to the Collateral Agent and to collect such Accounts directly in its own name and to charge collection costs and expenses, including reasonable attorney's fees, to the Grantors, and (ii) Medicaid/Medicare Account Debtors that any Grantor has waived any and all defenses and counterclaims it may have or could interpose in any such action or procedure brought by the Collateral Agent to obtain a court order recognizing the assignment or security interest and lien of the Collateral Agent in and to any Account or other Collateral and that the Collateral Agent is seeking or may seek to obtain a court order recognizing the assignment or security interest and lien of the Collateral Agent in and to all Accounts and other Collateral payable by Medicaid/Medicare Account Debtors.

         (e) As and when determined by the Collateral Agent in its reasonable discretion, the Collateral Agent will perform the searches described in clauses
(i) and (ii) below against the Grantors (the results of which are to be consistent with the Grantors' representations and warranties under this Agreement), all at the Company's expense: (i) UCC searches with the

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Secretary of State and local filing offices of each jurisdiction where the
Company and/or any other Grantor is incorporated or organized or maintains its executive offices, a place of business or assets; and (ii) judgment, federal tax lien and corporate and partnership tax lien searches, in each jurisdiction searched under clause (i) below.

         (f) Subject to the prior rights of CapitalSource under the CapitalSource Loan Agreement and the Subordination Agreement, upon the Collateral Agent's request after an Event of Default shall have occurred and be continuing, the Grantors (i) shall provide prompt written notice to each Account Debtor (other than Medicaid/Medicare Account Debtors) that the Collateral Agent has been granted a lien and security interest in, upon and to all Accounts applicable to such Account Debtor and shall direct each Account Debtor to make payments to a lockbox account under the control and dominion of the Collateral Agent or its representative, and each Grantor hereby authorizes the Collateral Agent, upon any failure by any Grantor to send such notices and directions within ten (10) calendar days after the Collateral Agent's request, to send any and all similar notices and directions to such Account Debtors, and (ii) shall do anything further that may be lawfully required by the Collateral Agent to secure the Collateral Agent and effectuate the intentions of this Agreement. At the Collateral Agent's request, each Grantor shall immediately deliver to the Collateral Agent or its representative all items for which the Collateral Agent or its representative must receive possession to obtain a perfected security interest and all notes, certificates, and documents of title, chattel paper, warehouse receipts, instruments, and any other similar instruments constituting Collateral.

         SECTION 2.3 SUBORDINATION AGREEMENT. Notwithstanding anything to the contrary herein contained, the lien and security interest granted to the Collateral Agent in this Agreement shall be subject to the terms and conditions of the Subordination Agreement.

         ARTICLE III. REPRESENTATIONS AND WARRANTIES

         Each Grantor hereby represents and warrants to the Collateral Agent and the Secured Parties that:

         SECTION 3.1 TITLE; NO OTHER LIENS. Except for the Lien granted to the Collateral Agent pursuant to this Agreement and the other Liens permitted to exist on the Collateral under the Transaction Documents and the CapitalSource Loan Agreement, such Grantor is the record and beneficial owner of the Pledged Collateral pledged by it hereunder constituting Instruments or certificated securities, is the entitlement holder of all such Pledged Collateral constituting Investment Property and has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any and all Liens.

         SECTION 3.2 PERFECTION AND PRIORITY. The security interest granted pursuant to this Agreement will constitute a valid and continuing perfected security interest in favor of the Collateral Agent in the Collateral for which perfection is governed by the UCC or filing with the United States Patent and Trademark Office upon (i) the completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on such schedule, have been delivered to the Collateral Agent in completed and duly executed form), (ii) the delivery to the Collateral Agent or its bailee of all Collateral consisting of Instruments and certificated securities, in each case properly endorsed for transfer to the

                                      -6-
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Collateral Agent or in blank, or the execution of Control Account Agreements with respect to Investment Property not in certificated form, and (iii) all appropriate filings having been made with the United States Patent and Trademark Office. Such security interest will be prior to all other Liens on the Collateral, except for Liens in favor of CapitalSource and other Permitted Liens.

         SECTION 3.3 STATE OF INCORPORATION; CHIEF EXECUTIVE OFFICE. On the date hereof, such Grantor's jurisdiction of organization, organizational identification number, if any, and the location of such Grantor's chief executive office or sole place of business is specified on Schedule 3.3.

         SECTION 3.4 INVENTORY AND EQUIPMENT. On the date hereof, such Grantor's Inventory and Equipment (other than mobile goods and Inventory or Equipment in transit) are kept at the locations listed on Schedule 3.4.

         SECTION 3.5 PLEDGED COLLATERAL.

         (a) The Pledged Stock pledged hereunder by such Grantor are listed on
Schedule 3.5 and constitute that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 3.5.

         (b) All of the Pledged Stock has been duly and validly issued and are fully paid and nonassessable.

         (c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

         (d) All Pledged Collateral consisting of certificated securities or Instruments has been delivered to the Collateral Agent or its bailee in accordance with Section 4.4(a).

         (e) There is no Pledged Collateral other than that represented by certificated securities or Instruments in the possession of the Collateral Agent.

         SECTION 3.6 ACCOUNTS. No amount payable to such Grantor under or in connection with any Account is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent or its bailee, properly endorsed for transfer, to the extent delivery is required by Section 4.4.

         SECTION 3.7 NO OTHER NAMES. Except as set forth on Schedule 3.7, within the five-year period preceding the date hereof such Grantor has not had, or operated in any jurisdiction, under any trade name, fictitious name or other name other than its current legal name.

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         SECTION 3.8 DEPOSIT ACCOUNTS; CONTROL ACCOUNTS. The only Deposit
Accounts or Securities Accounts maintained by any Grantor on the date hereof are those listed on Schedule 3.8, which sets forth such information separately for each Grantor.

         SECTION 3.9 OTHER FINANCING STATEMENTS. There are no financing statements (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral except as disclosed on Schedule 3.9.

         ARTICLE IV. COVENANTS

         As long as the Note remains outstanding, unless the Collateral Agent otherwise consents in writing, each Grantor agrees with the Collateral Agent that:

         SECTION 4.1 GENERALLY. Such Grantor shall (a) except for the security interest created by this Agreement and other Permitted Liens and except as permitted by the Notes, not create or permit to exist any Lien upon or with respect to any of the Collateral; (b) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement, the CapitalSource Loan Agreement, any other Transaction Document, any applicable law or any policy of insurance covering the Collateral; (c) not sell, transfer or assign (by operation of law or otherwise) any Collateral, if such sale, transfer or assignment is prohibited by the Notes or other Transaction Documents; (d) not enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Collateral if such restriction would have a Material Adverse Effect, except as permitted by the Transaction Documents; and (e) promptly notify the Collateral Agent of its entry into any agreement or assumption of undertaking that restricts the ability to sell, assign or transfer any of the Collateral regardless of whether or not it has a Material Adverse Effect.

         SECTION 4.2 MAINTENANCE OF PERFECTED SECURITY INTEREST; FURTHER DOCUMENTATION.

         (a) Except as provided by the Transaction Documents, such Grantor will maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 and shall defend such security interest against the claims and demands of all Persons.

         (b) Such Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

         (c) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of the Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further action as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including the filing of any financing or continuation statement under the UCC (or other similar

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laws) in effect in any jurisdiction with respect to the security interest created hereby and the execution and delivery of Control Agreements.

         SECTION 4.3 CHANGES IN LOCATIONS, NAME, ETC.

         (a) Except upon fifteen (15) days' prior written notice to the Collateral Agent and delivery to the Collateral Agent of (i) all additional executed financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein and (ii) if applicable, a written supplement to Schedule 3.4 showing any additional location at which Inventory or Equipment shall be kept, such Grantor will not:

         (i) change its state of incorporation or the location of its chief executive office from that referred to in Section 3.3; or

         (ii) change its name, identity or corporate structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.

         (b) Such Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. If requested by the Collateral Agent, the security interest of the Collateral Agent shall be noted on the certificate of title of each Vehicle.

         SECTION 4.4 PLEDGED COLLATERAL.

         (a) Such Grantor will (i) deliver to the Collateral Agent or its bailee, all certificates and Instruments representing or evidencing any Pledged Collateral, whether now existing or hereafter acquired, in suitable form for transfer by delivery or, as applicable, accompanied by such Grantor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent and (ii) maintain all other Pledged Collateral constituting Investment Property in a Control Account. Subject to the rights of CapitalSource under the CapitalSource Loan Agreement and the Subordination Agreement, the Collateral Agent shall have the right, at any time in its discretion and without notice to the Grantor, to transfer to or to register in its name or in the name of its nominees any or all of the Pledged Collateral. The Collateral Agent or its bailee shall have the right at any time to exchange certificates or instruments representing or evidencing any of the Pledged Collateral for certificates or instruments of smaller or larger denominations.

         (b) Except as provided in Article V, such Grantor shall be entitled to receive all cash dividends paid in respect of the Pledged Collateral (other than liquidating or distributing dividends) with respect to the Pledged Collateral. Any sums paid upon or in respect of any of the Pledged Collateral upon the liquidation or dissolution of any issuer of any of the Pledged Collateral, any distribution of capital made on or in respect of any of the Pledged Collateral or any property distributed upon or with respect to any of the Pledged Collateral pursuant to the recapitalization or reclassification of the capital of any issuer of Pledged Collateral or pursuant to the reorganization thereof shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as

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additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of any of the Pledged Collateral shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Collateral Agent, segregated from other funds of such Grantor, as additional security for the Secured Obligations.

         (c) Except as provided in Article V, such Grantor will be entitled to exercise all voting, consent and corporate rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor which would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Restructure Agreement, this Agreement or any other Transaction Document or, without prior notice to the Collateral Agent, to enable or take any other action to permit any issuer of Pledged Collateral to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any issuer of Pledged Collateral.

         (d) Such Grantor shall not grant control over any Investment Property to any Person other than CapitalSource or the Collateral Agent, except as permitted pursuant to the Transaction Documents.

         (e) In the case of each Grantor which is an issuer of Pledged Collateral, such Grantor agrees to be bound by the terms of this Agreement relating to the Pledged Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.

         SECTION 4.5 ACCOUNTS.

         (a) Such Grantor will not, other than in the ordinary course of business consistent with its past practice, (i) grant any extension of the time of payment of any Account, (ii) compromise or settle any Account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Account, (iv) allow any credit or discount on any Account, or (v) amend, supplement or modify any Account in any manner that could adversely affect the value thereof.

         (b) The Collateral Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and such Grantor shall furnish all such assistance and information as the Collateral Agent may reasonably require in connection therewith. At any time and from time to time, upon the Collateral Agent's request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts; provided, however, that unless a Default or Event of Default shall be continuing, the Collateral Agent shall request no more than four such reports during any calendar year.

         SECTION 4.6 VEHICLES. Upon the request of the Collateral Agent, within thirty (30) days after the date of such request and, with respect to any Vehicles acquired by such

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Grantor subsequent to the date of any such request, within thirty (30) days after the date of acquisition thereof, such Grantor shall file all applications for certificates of title/ownership indicating the Collateral Agent's first priority security interest in the Vehicle covered by such certificate, and any other necessary documentation, in each office in each jurisdiction which the Collateral Agent shall deem advisable to perfect its security interests in the Vehicles.

         SECTION 4.7 PAYMENT OF OBLIGATIONS. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

         SECTION 4.8 INSURANCE. Such Grantor shall cause all insurance maintained by it pursuant to the Restructure Agreement to name the Collateral Agent on behalf of the Secured Parties as additional insured or loss payee, as appropriate, and to provide that no cancellation, material addition in amount or material change in coverage shall be effective until after thirty (30) days' written notice thereof to the Collateral Agent.

         ARTICLE V. REMEDIAL PROVISIONS

         SECTION 5.1 CODE AND OTHER REMEDIES COLLATERAL:

         (a) During the continuance of an Event of Default, subject to the provisions of the Subordination Agreement, the Collateral Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable law.

         (b) Without limiting the generality of Section 5.1(a), subject to the provisions of the Subordination Agreement, upon an Event of Default, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Collateral Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent's request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and any Secured Party, including reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Transaction Documents shall prescribe, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

         SECTION 5.2 ACCOUNTS AND PAYMENTS IN RESPECT OF GENERAL INTANGIBLES.

         (a) Subject to the rights of CapitalSource under the CapitalSource Loan Agreement and the Subordination Agreement, if required by the Collateral Agent at any time during the continuance of an Event of Default, any payments of Accounts or payments in respect of General Intangibles, when collected by any Grantor, shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a Cash Collateral Account, subject to withdrawal by the Collateral Agent as provided in Section 5.4. Until so turned over, such payments shall be held by such Grantor in trust for the Collateral Agent, segregated from other funds of such Grantor. Each such deposit of Proceeds of Accounts and payments in respect of General Intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

         (b) Subject to the rights of CapitalSource under the CapitalSource Loan Agreement and the Subordination Agreement, at the Collateral Agent's request, during the continuance of an Event of Default, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts or payments in respect of General Intangibles, including all original orders, invoices and shipping receipts.

         (c) The Collateral Agent may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of a Grantor to collect its Accounts or amounts due under General Intangibles or any thereof.

         (d) Subject to the rights of CapitalSource under the CapitalSource Loan Agreement and the Subordination Agreement, the Collateral Agent in its own name or in the name of others may at any time during the continuance of an Event of Default communicate with Account Debtors to verify with them to the Collateral Agent's satisfaction the existence, amount and terms of any Accounts or amounts due under any General Intangibles.

         (e) Subject to the rights of CapitalSource under the CapitalSource Loan Agreement and the Subordination Agreement, upon the request of the Collateral Agent at any time during the continuance of an Event of Default, each Grantor shall notify Account Debtors that the Accounts or General Intangibles have been collaterally assigned to the Collateral Agent and that payments in respect thereof shall be made directly to the Collateral Agent. In addition, the Collateral Agent may at any time during the continuance of an Event of Default enforce such Grantor's rights against such Account Debtors and obligors of General Intangibles.

         (f) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts and payments in respect of General Intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any agreement giving rise to an Account or a payment in respect of a General Intangible by reason of or arising out of this Agreement or the receipt by the Collateral Agent nor any Secured Party of any payment relating thereto, nor shall the Collateral Agent nor any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any agreement giving rise to an Account or a payment in respect of a General Intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         SECTION 5.3 PLEDGED COLLATERAL.

         (a) During the continuance of an Event of Default, subject to the rights of CapitalSource under the CapitalSource Loan Agreement and the Subordination Agreement, upon notice by the Collateral Agent to the relevant Grantor or Grantors, (i) the Collateral Agent shall have the right to receive any and all Proceeds of the Pledged Collateral and make application thereof to the Secured Obligations, and (ii) the Collateral Agent or its nominee may exercise (A) all voting, consent, corporate and other rights pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any issuer of Pledged Stock, the right to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

         (b) In order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral

Agent all such proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Collateral Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other Person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Obligations.

         (c) Each Grantor hereby expressly authorizes and instructs each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Collateral Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that such issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Collateral directly to the Collateral Agent.

         SECTION 5.4 PROCEEDS TO BE TURNED OVER TO COLLATERAL AGENT. All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Cash Collateral Account. All Proceeds while held by the Collateral Agent in a Cash Collateral Account (or by such Grantor in trust for the Collateral Agent) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied to such Secured Obligations.

         SECTION 5.5 WAIVER; DEFICIENCY. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency.

         ARTICLE VI. THE COLLATERAL AGENT

         SECTION 6.1 COLLATERAL AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT.

         (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, during the continuance of an Event of Default, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following (in each case subject to the provisions of the Subordination Agreement):

         (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or General Intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Account or General Intangible or with respect to any other Collateral whenever payable;

         (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent's security interest in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby;

         (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

         (iv) execute, in connection with any sale provided for in Section 5.1 or 5.5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

         (v) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;
    (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; and (G) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's and the Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall be continuing.

         (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

         (c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Notes, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

         (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

         SECTION 6.2 DUTY OF COLLATERAL AGENT. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, any Collateral Agent nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent's interest in the Collateral and shall not impose any duty upon the Collateral Agent or any Collateral Agent to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

         SECTION 6.3 EXECUTION OF FINANCING STATEMENTS. Each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

         SECTION 6.4 AUTHORITY OF COLLATERAL AGENT. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

         ARTICLE VII. MISCELLANEOUS

         SECTION 7.1 AMENDMENTS IN WRITING. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with the Restructure Agreement.

         SECTION 7.2 NOTICES. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 9.3 of the Restructure Agreement; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed to such Grantor at the Company's notice address set forth below their signature hereto.

         SECTION 7.3 NO WAIVER BY COURSE OF CONDUCT; CUMULATIVE REMEDIES. Neither the Collateral Agent nor any Collateral Agent shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Collateral Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or the Secured Parties of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or the Secured Parties would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         SECTION 7.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and each Collateral Agent and their successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

         SECTION 7.5 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same agreement.

         SECTION 7.6 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 7.7 SECTION HEADINGS. The Article and Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not part of the agreement of the parties hereto.

         SECTION 7.8 ENTIRE AGREEMENT. This Agreement together with the other Transaction Documents represents the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

         SECTION 7.9 GOVERNING LAW. This agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York without regard to the principles thereof relating to conflict of laws.

         SECTION 7.10 RELEASE OF COLLATERAL. Upon the payment in full of all Obligations, the Collateral shall be released from the Lien created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral of such Grantor held by the Collateral Agent hereunder and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

         SECTION 7.11 REINSTATEMENT. Each Grantor further agrees that, if any payment made by any Grantor or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Collateral Agent to such Grantor, its estate, trustee, receiver or any other party, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Grantor in respect of the amount of such payment.

         SECTION 7.12 CAPITALSOURCE APPOINTED REPRESENTATIVE. The Grantors, the Collateral Agent and the Secured Parties acknowledge that CapitalSource shall act as representative and bailee of the Collateral Agent for purposes of maintaining possession or control of certain items of Collateral as contemplated by this Agreement.

         IN WITNESS WHEREOF, each of the undersigned has caused this Subordinated Pledge and Security Agreement to be duly executed and delivered as of the date first above written.

                                       GRANTORS:


                                       OPTICARE HEALTH SYSTEMS, INC.


                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:


                                       PRIMEVISION HEALTH, INC.


                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:
                                          Address:


                                       OPTICARE EYE HEALTH CENTERS, INC.


                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:
                                          Address:

ACCEPTED AND AGREED:

PALISADE CONCENTRATED EQUITY
PARTNERSHIP, L.P., as Collateral Agent


By:
   ----------------------------------
   Name:
   Title: